UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 21, 2018 (February 14, 2018)

FC Global Realty Incorporated

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

40 Ramland Road South, Suite 200, Orangeburg, NY	10962
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Agreement for Purchase and Sale of Real Property

On February 14, 2018, FC Global Realty Incorporated (NASDAQ.TASE: FCRE) (the “Company”), and RETPROP I, LLC, (“RETPROP I”), its newly-formed subsidiary entered into an Agreement for Purchase and Sale of Real Property (the “Purchase and Sale Agreement”) with three Mississippi limited liability companies - DG Union, LLC, DG Moselle, LLC, and DG Ellisville, LLC (each a “Seller” and together the “Sellers”). Under the Purchase and Sale Agreement, RETPROP I will acquire three properties located in the State of Mississippi, one from each Seller, for a total purchase price of $3,475,241.00, plus certain closing and due diligence costs. The Company is a guarantor of certain aspects of this transaction.

The specific properties which RETPROP I may acquire are real property (1) of approximately 2.77 acres located at Highway 192 in Union, Mississippi, with an allocated purchase price of $1,149,586.00 (“Union Property”), (2) of approximately 1.91 acres located at 2110 Highway 11, Moselle, Mississippi, with an allocated purchase price of $1,243,586.00 (“Moselle Property”), and (3) of approximately 2.91 acres located at 5405 US-11, Ellisville, Mississippi, with an allocated purchase price of $1,082,069.00 (“Ellisville Property”). Under the Purchase and Sale Agreement, RETPROP I also will have an option to purchase real property comprising a Dollar General owned by DG Jumpertown, LLC, a Mississippi limited liability company (“Jumpertown Seller”) located at 635 Highway 4, Booneville, MS.

The Purchase and Sale Agreement provides for (i) a due diligence period of fifteen business days from February 14, 2018 through March 7, 2018; (ii) an initial earnest money deposit of $50,000, which will be applied towards the purchase price on the completion of the acquisition of the Properties; and (iii) a right to terminate the Purchase and Sale Agreement, in RETPROP I’s sole discretion, at any time prior to the expiration of the due diligence period, with the initial earnest money deposit refunded to RETPROP I. The anticipated closing date is March 20, 2018, ten business days after the last day of the due diligence period, or ten business days after receipt by RETPROP I of a tenant estoppel letter acceptable to RETPROP I issued on the tenant’s standard form. RETPROP I may waive the full due diligence period or receipt of a tenant estoppel letter and elect to close earlier by providing five business days’ written notice to a Seller.

The Purchase and Sale Agreement also contains customary covenants, closing conditions, representations and warranties, and indemnification provisions.

Right of First Refusal Agreement

RETPROP I also entered into a Right of First Refusal Agreement (the “First Refusal Agreement”) with five other Mississippi limited liability companies - DG Artesia, LLC, DG Nettleton, LLC, DG Senatobia, LLC, DG West Point 50, LLC, and DG Woodland, LLC (collectively, “ROFR Sellers”), under which RETPROP I has a right of first refusal on certain other properties, also located in the State of Mississippi, which are owned by the ROFR Sellers. For each property, should a ROFR Seller receive a bona fide offer to purchase the property from a third party unaffiliated with that seller or its affiliates, the ROFR Seller shall deliver the relevant details of that offer, including the purchase price, due diligence period (if any), and the terms of payment to RETPROP I, which shall then have a period of five business days in which to elect to purchase the property. That purchase shall be upon the purchase price, due diligence period, and terms of payment contained in the offer received by the ROFR Seller, but with all other terms of purchase (regardless of what is contained in the offer) to be consistent with the Purchase and Sale Agreement.

None of the Sellers or ROFR Sellers under either of the two agreements are affiliated with RETPROP I, the Company, its advisor or its affiliates.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include, but are not limited to, statements with respect to the plans, strategies and objectives of management for future operations; property and product development, extensions and marketing; and expectations, beliefs or assumptions underlying any of the foregoing. The important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, changes in consumers’ spending habits and the marketability of certain products. Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

In accordance with General Instruction B.2 of Form 8-K, the information in this current report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FC GLOBAL REALTY INCORPORATED

Date: February 21, 2018	By:	/s/ Vineet P. Bedi
Vineet P. Bedi
Chief Executive Officer